Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA  19103-2799

215.981.4000

Fax 215.981.4750

October 25, 2019

Collegium Pharmaceutical, Inc.

100 Technology Center Drive

Stoughton, MA 02072

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Collegium Pharmaceutical, Inc., a Virginia corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by any applicable Prospectus Supplements, provides for the issuance and sale from time to time by the Company of up to an aggregate of $300,000,000 of (i) shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (the “Common Shares”), (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), (iii) one or more series of debt securities of the Company, which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Warrants”), and/or (v) any combination of the foregoing securities. The Common Shares, the Preferred Stock, the Debt Securities, and the Warrants are collectively herein referred to as the “Registered Securities.” The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by any applicable Prospectus Supplements that may be filed under the Securities Act. You have requested that we render the opinion set forth in this letter and we are furnishing this opinion to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact, we have relied on the representations and

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Collegium Pharmaceutical, Inc.

October 25, 2019

statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

For purposes of this opinion letter, we have assumed that:

(I) the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with the Second Amended and Restated Articles of Incorporation of the Company, as amended from time to time, the Amended and Restated Bylaws of the Company, as amended from time to time, and applicable Virginia law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the Commonwealth of Virginia, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;

(II) any shares of Common Stock issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Second Amended and Restated Articles of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(III) any shares of Preferred Stock issued pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Second Amended and Restated Articles of Incorporation of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(IV) any Warrants issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”);

(V) any Debt Securities issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under and in conformity with, a valid, binding and enforceable Indenture, which shall be delivered by the Trustee,

Collegium Pharmaceutical, Inc.

October 25, 2019

and the Trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and the Trustee or an authenticating agent for the Trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture, and the applicable Indenture will be the valid and binding obligation of the Trustee and will be enforceable against the Trustee in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the applicable Indenture; and

(VI) all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Company.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. We express no opinion herein as to the law of any state or jurisdiction other than the laws of the Commonwealth of Virginia, including statutory provisions and all applicable provisions of the Constitution of the Commonwealth of Virginia and reported judicial decisions interpreting such laws of the Commonwealth of Virginia and the laws of the State of New York (solely with respect to our opinion in paragraphs C and D below), as applicable, in each case without regard to conflict or choice of law principles and as applied by courts located in the particular jurisdiction, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that:

A. Following effectiveness of the Registration Statement, the Common Shares, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

B. Following effectiveness of the Registration Statement, the shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

C. Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

D. Following effectiveness of the Registration Statement, the Debt Securities registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to an Indenture duly authorized, executed and delivered by the Company

Collegium Pharmaceutical, Inc.

October 25, 2019

and the Trustee, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

This opinion letter is given as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP